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                                                                    EXHIBIT 23.1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 7, 2003, accompanying the combined financial statements of V-1 Oil Co. and V-1 Gas Co. as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, included in this Current Report of Heritage Propane Partners, L.P. on Form 8-K/A. We hereby consent to the incorporation by reference of said report in the Registration Statements of Heritage Propane Partners, L.P. on Form S-4 (File No. 333-40407) and on Form S-3 (File No. 333-86057).


GRANT THORNTON LLP

Tulsa, Oklahoma
March 17, 2003